Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                                       FOR
                            LAKE FOREST MINERALS INC.

                          COMMON STOCK ($.01 PER SHARE)

Persons interested in purchasing common stock of Lake Forest Minerals Inc. must complete and return this Subscription Agreement along with their check or money order to: LAKE FOREST MINERALS INC. ("the Issuer" & "the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates will be delivered to each Investor within thirty (30) days of the Close of this Offering.

     SECURITIES OFFERED - The Company is offering a total of 3,000,000 shares of its common stock (par value $.001 per share) at a price of $.01 per share. There is no minimum subscription amount.

     SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.01 per Share

Aggregate Subscription Price = $___________________

Check or money order shall be made payable to Lake Forest Minerals Inc.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2008.

b) I am a bona fide resident of the state of ________________________________ or ______ a non-US resident. I am able to fend for him/her/itself in the Subscription; I have such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and I have the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

D) The Issuer, or any person, has not made to the Investor any written or oral representations;

     (i)  that any person will resell or repurchase any of the Shares;
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     (ii) that any person will refund the purchase price of any of the Shares;

     (iii) as to the future price or value of any of the Shares; or that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

Please register the Shares, which I am purchasing in the following name(s):


--------------------------------------------------------------------------------

As (check one)

__Individual        __Tenants in Common                __Existing Partnership
__Joint Tenants     __Corporation                      __Trust
__IRA               __Minor with adult custodian under
                      the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):


--------------------------------      --------------------------------
Signature of Subscriber               Signature of Co-Subscriber

--------------------------------      --------------------------------
Name of Subscriber (Printed)          Name of Co-Subscriber (Printed)

--------------------------------      --------------------------------
Address                               Address of Co-Subscriber

--------------------------------      --------------------------------
Address                               Address of Co-Subscriber

--------------------------------      --------------------------------
Telephone                             Telephone of Co-Subscriber

--------------------------------      --------------------------------
Subscriber Tax I.D. or                Co-Subscriber Tax I.D. or
Social Security Number                Social Security Number


ACCEPTED BY: Lake Forest Minerals Inc., a Nevada Corporation



By: _____________________________   Date: ______________________________
    Officer